              CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING
                                     FIRM

The Board of Trustees
Oppenheimer Multi-Sector Income Trust:

We consent to the incorporation by reference in this Combined Prospectus and
Proxy Statement of Oppenheimer Multi-Sector Income Trust and Oppenheimer
Strategic Income Fund on Form N-14 of our report dated December 16, 2004 relating to the financial statements and financial highlights appearing in the October 31, 2004 Annual Report to the Shareholders of Oppenheimer
Multi-Sector Income Trust.

                                   KPMG LLP

Denver, Colorado
May 26, 2005